Exhibit 99

Scripps Networks Interactive reports third quarter

financial results

•	Revenues of $644 million
•	Segment profit of $270 million
•	Net income attributable to Scripps Networks Interactive of $0.93 per share

For immediate release

Nov. 6, 2014

KNOXVILLE, Tenn. — Scripps Networks Interactive Inc. (NYSE: SNI) today reported operating results for the third quarter 2014.

Consolidated revenues for the quarter increased 4.5 percent to $644 million from the prior-year period. Results for the three-month period ended Sept. 30 reflect advertising revenue of $432 million, up 5.4 percent, and affiliate fee revenue of $198 million, up 3.8 percent compared with the prior-year period.

Cost of services, as well as selling, general and administrative expenses for the quarter increased 5.5 percent from the prior-year period to $374 million. The increase was driven by higher programming amortization, partially offset by declines in selling, general and administrative expenses.

Total segment profit increased 3.0 percent to $270 million, on the higher revenue. (See reconciliation of non-GAAP financial measures for a definition of segment profit.)

Third quarter net income attributable to Scripps Networks Interactive was $131 million, or $0.93 per diluted share, compared with $0.87 in the prior-year period.

“Our networks consistently deliver the upscale audience that so many advertisers want to reach, as well as the high quality content that both traditional and new distribution platforms demand. Our compelling lifestyle video programming engages and inspires millions of consumers, across multiple geographies, devices and demographics,” said Kenneth W. Lowe, chairman, president and chief executive officer. “These solid third-quarter operating results demonstrate our unique competitive advantage, and our ability to create long-term value for shareholders in a changing marketplace.”

Segment results

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2014	2013	Change	2014	2013	Change
Segment operating revenues:
Lifestyle media	$618,090	$593,135	4.2%	$1,926,102	$1,817,893	6.0%
Corporate and other	27,110	24,990	8.5%	73,131	59,745	22.4%
Intersegment eliminations	(777)	(1,224)		(2,929)	(1,224)

Total operating revenues	$644,423	$616,901	4.5%	$1,996,304	$1,876,414	6.4%

Segment profit (loss):
Lifestyle media	$296,639	$289,534	2.5%	$970,104	$916,160	5.9%
Corporate and other	(26,676)	(27,498)	(3.0)%	(110,122)	(86,969)	26.6%

Total segment profit	$269,963	$262,036	3.0%	$859,982	$829,191	3.7%

Lifestyle media revenues in the third quarter of 2014 increased 4.2 percent to $618 million driven by advertising and affiliate fee growth. Total advertising revenue grew 5.0 percent to $423 million. Affiliate fee revenue grew 3.2 percent to $187 million due to annual contractual rate increases.

Lifestyle media segment profit increased 2.5 percent to $297 million reflecting the revenue growth and the planned increase in program amortization expense.

Corporate and other revenues, which are primarily international operations, increased 8.5 percent to $27.1 million. Contributing to the increase was expanded international distribution and the launch of the uLive digital business in the U.S. in June 2013.

Corporate and other segment loss decreased 3.0 percent to $26.7 million. This loss included continued investments in international operations and uLive, partially offset by reductions in corporate expenses.

Share repurchase program

For the quarter ended Sept. 30, the company repurchased 3.1 million shares for an aggregate purchase price of $250 million. As of Sept. 30, $847 million remains available for repurchase under the company’s share repurchase program.

Conference call

The senior management team of Scripps Networks Interactive will discuss the company’s third quarter results during a telephone conference call at 10 a.m. ET today. Scripps Networks Interactive will offer a live webcast of the conference call. To access the webcast, visit www.scrippsnetworksinteractive.com and follow the Investors link at the top of the page. The webcast link can be found next to the microphone icon on the investor relations landing page.

To access the conference call by telephone, dial 800-230-1085 (U.S.) or 612-288-0337 (international) approximately ten minutes before the start of the call. Callers will need the name of the call, “SNI Third Quarter Earnings Call,” to be granted access. Callers also will be asked to provide their name and company affiliation. The media and general public are granted access to the conference call on a listen-only basis.

A replay line will be open from 12:30 p.m. ET, Nov. 6 until 11:59 p.m. ET, Nov. 20. The domestic number to access the replay is 800-475-6701 and the international number is 320-365-3844. The access code for both numbers is 339021. A replay of the conference call also will be available online. To access the audio replay, visit www.scrippsnetworksinteractive.com, choose Investors then follow the Audio Archives link on the top right side of the investor relations landing page.

Forward-looking statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company’s written policy on forward-looking statements can be found on page F-3 of its 2013 Form 10-K filed with the Securities and Exchange Commission.

The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive

Scripps Networks Interactive is one of the leading developers of engaging lifestyle content in the home, food and travel categories for television, the Internet and emerging platforms. The company’s lifestyle media portfolio comprises popular television and Internet brands HGTV, DIY Network, Food Network, Cooking Channel, Travel Channel and Great American Country, which collectively reach more than 177 million consumers each month. Companion websites complement on-air programming with video and social media that inform and inspire. The company’s global networks reach millions of consumers across North and South America, Asia, Europe, the Middle East and Africa. Scripps Networks Interactive is headquartered in Knoxville, Tenn. For more information, please visit http://www.scrippsnetworksinteractive.com.

# # #

Contact: Scripps Networks Interactive, Inc.

Investors: Mike Gallentine, 865-560-4473, mgallentine@scrippsnetworks.com

Media Contacts: Dylan Jones, 865-560-5068, djones@scrippsnetworks.com

Lee Hall: 865-560-3853, lhall@scrippsnetworks.com

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,			Nine months ended September 30,
(in thousands, except per share data)	2014	2013	Change	2014	2013	Change
Operating revenues	$644,423	$616,901	4.5%	$1,996,304	$1,876,414	6.4%
Cost of services, excluding depreciation and amortization of intangible assets	(207,099)	(178,221)	16.2%	(578,418)	(510,649)	13.3%
Selling, general and administrative	(167,361)	(176,644)	(5.3)%	(557,904)	(536,574)	4.0%
Depreciation and amortization of intangible assets	(31,617)	(29,514)	7.1%	(97,084)	(85,768)	13.2%
Gains (losses) on disposal of property and equipment	448	(95)		(1,047)	(1,570)

Operating income	238,794	232,427	2.7%	761,851	741,853	2.7%
Interest expense	(12,235)	(12,337)	(0.8)%	(36,898)	(36,679)	0.6%
Equity in earnings of affiliates	17,586	15,180	15.8%	67,110	61,172	9.7%
Miscellaneous, net	2,066	(626)		1,871	(344)

Income from operations before income taxes	246,211	234,644	4.9%	793,934	766,002	3.6%
Provision for income taxes	(75,910)	(64,174)	18.3%	(245,175)	(234,002)	4.8%

Net income	170,301	170,470	(0.1)%	548,759	532,000	3.2%
Net income attributable to noncontrolling interests	(38,962)	(41,467)	(6.0)%	(135,330)	(135,449)	(0.1)%

Net income attributable to SNI	$131,339	$129,003	1.8%	$413,429	$396,551	4.3%

Net income attributable to SNI common shareholders per basic share of common stock	$0.93	$0.88		$2.90	$2.69

Net income attributable to SNI common shareholders per diluted share of common stock	$0.93	$0.87		$2.88	$2.67

Weighted average basic shares outstanding	140,738	146,578		142,786	147,499

Weighted average diluted shares outstanding	141,628	147,802		143,703	148,646

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
(in thousands, except share and par value amounts)	September 30, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$157,285	$686,371
Accounts receivable (less allowances: 2014- $10,827; 2013- $6,853)	590,154	619,619
Programs and program licenses	464,708	423,949
Deferred income taxes	53,092	41,140
Other current assets	49,442	90,231

Total current assets	1,314,681	1,861,310
Investments	488,628	488,198
Property and equipment, net	232,240	246,350
Goodwill	574,210	574,582
Other intangible assets, net	611,953	655,009
Programs and program licenses (less current portion)	475,530	413,057
Deferred income taxes	68,042	39,075
Other non-current assets	156,274	160,866

Total Assets	$3,921,558	$4,438,447

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,661	$18,278
Current portion of debt	884,956
Program rights payable	37,042	30,412
Customer deposits and unearned revenue	47,336	70,427
Employee compensation and benefits	55,871	67,188
Accrued marketing and advertising costs	5,527	11,053
Other accrued liabilities	79,260	81,341

Total current liabilities	1,126,653	278,699
Debt (less current portion)	499,736	1,384,488
Other liabilities (less current portion)	220,051	223,368

Total liabilities	1,846,440	1,886,555

Redeemable noncontrolling interest	119,460	133,000

Equity:
SNI shareholders’ equity:
Preferred stock, $.01 par — authorized: 25,000,000 shares; none outstanding
Common stock, $.01 par:
Class A — authorized: 240,000,000 shares; issued and outstanding: 2014 — 102,786,682 shares; 2013 — 111,891,667 shares	1,028	1,119
Voting — authorized: 60,000,000 shares; issued and outstanding: 2014 — 34,317,171 shares; 2013 — 34,317,171 shares	343	343

Total	1,371	1,462
Additional paid-in capital	1,404,831	1,447,496
Retained earnings	299,783	662,574
Accumulated other comprehensive income (loss)	(24,068)	(12,529)

Total SNI shareholders’ equity	1,681,917	2,099,003
Noncontrolling interest	273,741	319,889

Total equity	1,955,658	2,418,892

Total Liabilities and Equity	$3,921,558	$4,438,447

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine months ended September 30,
(in thousands)	2014	2013

Cash Flows from Operating Activities:
Net income	$548,759	$532,000
Depreciation and amortization of intangible assets	97,084	85,768
Program amortization	463,802	404,636
Equity in earnings of affiliates	(67,110)	(61,172)
Program payments	(561,249)	(470,454)
Dividends received from equity investments	78,852	60,035
Deferred income taxes	(41,131)	61,869
Stock and deferred compensation plans	32,111	38,624
Changes in certain working capital accounts:
Accounts receivable	29,268	(8,265)
Other assets	(4,523)	(2,218)
Accounts payable	(1,411)	1,756
Accrued employee compensation and benefits	(10,982)	2,019
Accrued / refundable income taxes	43,966	(5,320)
Other liabilities	(34,175)	26,065
Other, net	6,917	18,020

Cash provided by (used in) operating activities	580,178	683,363

Cash Flows from Investing Activities:
Additions to property and equipment	(41,784)	(47,394)
Collections (funds advanced) on note receivable	3,776	11,689
Purchase of long-term investments	(17,042)	(171)
Purchase of subsidiary companies, net of cash acquired		(64,412)
Other, net	(5,498)	(31,952)

Cash provided by (used in) investing activities	(60,548)	(132,240)

Cash Flows from Financing Activities:
Proceeds from debt	120,000
Payments on debt	(120,000)
Dividends paid	(85,364)	(66,367)
Dividends paid to noncontrolling interests	(194,856)	(146,647)
Repurchase of Class A common stock	(800,062)	(253,203)
Proceeds from stock options	35,118	36,500
Other, net	(2,417)	(2,539)

Cash provided by (used in) financing activities	(1,047,581)	(432,256)

Effect of exchange rate changes on cash and cash equivalents	(1,135)	182

Increase (decrease) in cash and cash equivalents	(529,086)	119,049
Cash and cash equivalents:
Beginning of year	686,371	437,525

End of period	$157,285	$556,574

Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$38,946	$38,660
Income taxes paid	228,184	155,232

Notes to Results of Operations

NON-GAAP FINANCIAL MEASURES

Our chief operating decision maker evaluates the operating performance of our business segments and makes decisions about the allocation of resources to our business segments using a measure we call segment profit. Segment profit excludes interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items that are included in net income determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Items excluded from segment profit generally result from decisions made in prior periods or from decisions made by corporate executives rather than the managers of the business segments. Depreciation and amortization charges are the result of decisions made in prior periods regarding the allocation of resources and are therefore excluded from the measure. Financing, tax structure and divestiture decisions are generally made by corporate executives. Excluding these items from our business segment performance measure enables us to evaluate business segment operating performance for the current period based upon current economic conditions and decisions made by the managers of those business segments in the current period.

A reconciliation of segment profit to operating income determined in accordance with GAAP for each business segment is as follows:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2014	2013	2014	2013
Operating income	$238,794	$232,427	$761,851	$741,853
Depreciation and amortization of intangible assets:
Lifestyle media	25,927	25,178	78,383	73,959
Corporate and other	5,690	4,336	18,701	11,809

Losses (gains) on disposal of property and equipment:
Lifestyle media	54	95	1,549	1,500
Corporate and other	(502)		(502)	70

Total segment profit	$269,963	$262,036	$859,982	$829,191

We define free cash flow as cash provided by operating activities less dividends paid to noncontrolling interests and acquisitions of property and equipment. We measure free cash flow as we believe it is an important indicator for management and investors as to our liquidity, including our ability to reduce debt, make strategic investments and return capital to shareholders. A reconciliation of free cash flow is as follows:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2014	2013	2014	2013

Segment profit	$269,963	$262,036	$859,982	$829,191
Income taxes paid	(78,069)	(57,605)	(228,184)	(155,232)
Interest paid	(15,942)	(16,035)	(38,946)	(38,660)
Working capital and other	88,369	66,909	(12,674)	48,064

Cash provided by operating activities	264,321	255,305	580,178	683,363
Dividends paid to noncontrolling interests	(23,553)	(19,423)	(194,856)	(146,647)
Additions to property and equipment	(15,901)	(11,322)	(41,784)	(47,394)

Free cash flow	$224,867	$224,560	$343,538	$489,322

Since segment profit and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with GAAP.

SUPPLEMENTAL FINANCIAL INFORMATION

Our lifestyle media division earns revenue primarily from the sale of advertising time on our national television networks, affiliate fees paid by cable and satellite distributors and telecommunication service providers that carry our network programming, the licensing of our content to third parties, the licensing of our brands for consumer products such as books and kitchenware, and from the sale of advertising on our lifestyle media affiliated websites.

Supplemental information for lifestyle media is as follows:

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2014	2013	Change	2014	2013	Change

Operating revenues by brand:
HGTV	$233,532	$218,329	7.0%	$707,344	$654,653	8.0%
Food Network	211,860	201,563	5.1%	668,826	632,823	5.7%
Travel Channel	73,513	77,287	(4.9)%	238,481	237,790	0.3%
DIY Network	36,927	33,868	9.0%	115,278	104,243	10.6%
Cooking Channel	28,479	26,564	7.2%	89,006	81,243	9.6%
Great American Country	7,669	6,563	16.9%	22,622	19,982	13.2%
Digital Businesses	23,037	25,933	(11.2)%	74,096	77,161	(4.0)%
Other	3,317	3,044	9.0%	11,095	11,144	(0.4)%
Intrasegment eliminations	(244)	(16)		(646)	(1,146)

Total segment operating revenues	$618,090	$593,135	4.2%	$1,926,102	$1,817,893	6.0%

Operating revenues by type:
Advertising	$422,855	$402,708	5.0%	$1,334,612	$1,250,125	6.8%
Network affiliate fees, net	187,385	181,528	3.2%	565,059	540,563	4.5%
Other	7,850	8,899	(11.8)%	26,431	27,205	(2.8)%